Exhibit 4.1

FOCUS ENHANCEMENTS, INC.

SENIOR SECURED CONVERTIBLE NOTES DUE JANUARY 1, 2011

THIS NOTE AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  THIS NOTE AND SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE AND SUCH SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

1.                                       INTEREST

Focus Enhancements, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Purchase Agreement hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of ten percent (10%) per annum.  The Company shall pay interest semiannually on June 30 and December 30 of each year, commencing on June 30, 2006.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Purchase Agreement Closing Date; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date.  Interest will be computed on the basis of a 365-day year and 30-day months.

2.                                       METHOD OF PAYMENT

The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on the related interest payment date.  The Holder must surrender this Note to the Company to collect payment of principal.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  If there is no pending Event of Default under the Loan Documents as of the interest payment date for which interest will be paid the Company may, however, pay interest due on June 30, 2006, December 30, 2006 and June 30, 2007 by issuing a new Note in the principal amount of the interest due, and in all other respects having terms identical to this Note.  The Company will pay principal due upon surrender of Notes by check sent to the Holder’s address on the books and records of the Company, or, if the Holder has provided wire transfer instructions to the Company at least five Business Days prior to the payment date, in immediately available funds by wire transfer.

3.                                       PURCHASE AGREEMENT

This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Secured Convertible Notes Due January 1, 2011 (the “Notes”) issued under the Purchase Agreement.  The terms of this Note include those stated in the Purchase Agreement.  The Notes are secured obligations of the Company and are convertible upon the conditions stated in the Purchase Agreement and the Note.

4.                                       SECURITY INTEREST; ADDITIONAL SECURED CREDITORS

This Note is secured by all of the assets of the Company in accordance with the terms and subject to the conditions of the Security Agreement dated as of the Purchase Agreement Closing Date among the Company, Purchasers’ Agent, and the Purchasers.  In case of an Event of Default, the Purchasers shall have the rights set forth in the Security Agreement; provided that such rights shall be subject to the senior or contemporaneous rights of the Bank and Berg as set forth in the Amended Intercreditor Agreement and the New Intercreditor Agreement both dated as of the Purchase Agreement Closing Date.

6.                                       DEFAULT

In the case an Event of Default shall occur, the aggregate unpaid principal balance plus accrued and unpaid interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Loan Documents.

7.                                       OPTIONAL REDEMPTION

This Note is subject to redemption, at the option of the Company, in whole or in part, at any time upon at least 30 days’ notice at a Redemption Price in cash equal to 102% of the principal amount of the Note to be redeemed together with accrued and unpaid interest, if any, on the principal amount of the Note redeemed to the date of redemption.  Accrued interest also shall be paid in cash at the Redemption Date, except as provided otherwise under Paragraph 2 of this Note and the Purchase Agreement.  No sinking fund is provided for the Notes.

8.                                       NOTICE OF REDEMPTION

Notice of redemption as stated in Paragraph 7 will be delivered at least 30 days before the Redemption Date to the Holder of this Note at the Holder’s address on the books and records of the Company.  Notes in denominations larger than $100,000 may be redeemed in part, but only in whole multiples of $100,000.  On and after the Redemption Date interest shall cease to accrue on Notes or portions of them called for redemption.

9.                                       REPURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

A.                                   Subject to the terms and conditions of the Purchase Agreement, if a Fundamental Change (other than the Semiconductor Business Spin-off) occurs at any time prior to the Final Maturity Date, the Holder will, upon receipt of the notice of the occurrence of a Fundamental Change, have the right to require the Company to repurchase any or all of such Holder’s Notes for cash in an amount equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to (but not including) the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after an interest payment record date and on or prior to the corresponding interest payment date, in which case the Fundamental

Change Repurchase Price will include the full amount of accrued and unpaid interest payable on such interest payment date to the Holder of record at the close of business on the corresponding interest payment record date.  Subject to Section 3.1 of the Purchase Agreement, on or before the 15th Business Day after the effective date of a Fundamental Change, the Company will provide to the Holder and Purchasers’ Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right.  To exercise the repurchase right, the Holder must deliver a Repurchase Exercise Notice duly completed to the Company as described in the Purchase Agreement.

B.                                     Holder has the right to withdraw any Fundamental Change repurchase notice, in whole or in part, by delivering to the Company a written notice of withdrawal in accordance with the provisions of the Purchase Agreement.

C.                                     All interest shall cease to accrue on this Note (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of the Note.

10.                                 CONVERSION UPON SEMICONDUCTOR BUSINESS SPIN-OFF

Upon the occurrence of the Semiconductor Business Spin-off, this Note may be converted at the Holder’s sole option into the senior class of voting equity interests of the entity or entities to which the Semiconductor Business is transferred (referred to as “Newco”) representing a maximum (excluding Notes issued in lieu of interest payments as provided in Paragraph 2) of 25% of the total voting power and value of Newco at a conversion rate equal to 1% of Newco voting equity interests for $400,000 of Note principal (.0025% per $1,000 of principal); provided that such conversion will not be effected for any Holder unless Holders of at least $1,000,000 of Note principal exercise the conversion right.  Subject to Section 3.2 of the Purchase Agreement, to convert this Note pursuant to this Section 10 the Holder must deliver a Spin-off Conversion Notice and the conversion shall be effective upon the Original Issuance Date of the equity interests of Newco into which the Notes are convertible.  The Holder has the right to withdraw any notice of conversion pursuant to this Paragraph 10, in whole or in part, by delivering to the Company a written notice of withdrawal in accordance with the Purchase Agreement.

11.                                 OPTIONAL CONVERSION

A.                                   The Holder, at the Holder’s sole option, may convert the principal amount of this Note (or any portion thereof equal to $100,000 or any integral multiple of $100,000 in excess thereof) into Shares, and/or such other consideration as provided in Section 8.1 of the Purchase Agreement, at any time prior to the close of business on the last Business Day prior to the Final Maturity Date, together with all accrued and unpaid interest on the Note through the Business Day immediately preceding the Conversion Date, at the Applicable Conversion Rate (which is the Initial Conversion Rate as adjusted from time to time in accordance with the Purchase Agreement) in effect on the Conversion Date; provided, however, that, if such Note is called for redemption or submitted or presented for purchase pursuant to Section 2.9 or Section 3.1 of the

Purchase Agreement, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Fundamental Change Repurchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or for purchase (unless the Company shall default in making the redemption payment or Fundamental Change Conversion Equity Price payment when due, as the case may be, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased, as the case may be).  The Initial Conversion Rate is one Share per $1.00 principal amount of Note, or 1.00, and is subject to adjustment as provided in the Purchase Agreement.  Upon surrender of this Note for conversion, the Company will issue, or will cause its transfer agent to issue, the Shares to the Holder within three Business Days following the Conversion Date.  No fractional Shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

B.                                     To convert this Note under Paragraph 10 or 11A, the Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Company, (b) surrender the Note to the Company, (c) furnish appropriate endorsements and transfer documents if required by the Transfer Agent or the Company, and (d) pay any transfer or similar tax, if required.

C.                                     If Holder has delivered a Fundamental Change Repurchase Right Notice exercising the option of the Holder to require the Company to purchase this Note, then this Note may be converted pursuant to Paragraph 11A only if the Fundamental Change Repurchase Right Notice is withdrawn in accordance with the terms of the Purchase Agreement.  The Holder may not elect to convert this Note under Paragraph 11A if the Holder has delivered to the Company a notice of conversion pursuant to Paragraph 10 and has not properly withdrawn such notice in accordance with the Purchase Agreement.

12.                                 DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are issued without coupons, in denominations of $100,000 and integral multiples of $100,000 and are recorded in the name of the Holder on the books and records of the Company.  The Holder may register the transfer of or exchange of this Note in accordance with the Purchase Agreement.  The Company may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Purchase Agreement.

13.                                 PERSONS DEEMED OWNERS

The Holder of this Note may be treated as the owner of it for all purposes.

14.                                 AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Purchase Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a Majority-in-Interest of the Notes, and an existing default or Event of Default and its consequence or compliance with any provision of the Purchase Agreement or the Notes may be waived in a particular instance with the consent of the Holders of a Majority-in-Interest of the Notes.  Without the consent of or notice to any Holder, the Company and the Purchasers’ Agent may amend or supplement the Purchase Agreement or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.                                 SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Purchase Agreement in accordance with the terms and conditions of the Purchase Agreement, the predecessor corporation (except in certain circumstances specified in the Purchase Agreement) shall be released from those obligations.

16.                                 NO RECOURSE AGAINST OTHERS

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Purchase Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  The Holder of this Note by accepting this Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note.

17.                                 ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms used in this Note but not specifically defined herein are defined in the Purchase Agreement and are used herein as so defined.

18.                                 PURCHASE AGREEMENT TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Purchase Agreement, the provisions of the Purchase Agreement shall control.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Purchase Agreement.  Requests may be made to: Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, CA  95008.

Executed by the undersigned duly authorized officer of the Company at the Company’s principal office in Campbell, California on January 24, 2006.

FOCUS ENHANCEMENTS, INC.

By:	/s/ Brett Moyer

Its:	President & CEO

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*                 Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: ☐

To convert only part of this Note into Common Stock of the Company, state the principal

amount to be converted (must be $100,000 or a integral multiple of $100,000): $             , and check the box: ☐

To convert this Note into equity interests of Newco as described in the Spin-off Notice, if applicable, check the box: ☐

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*                 Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

REPURCHASE EXERCISE NOTICE
UPON A FUNDAMENTAL CHANGE

To:                              Focus Enhancements, Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Focus Enhancements, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $100,000 or an integral multiple thereof) below designated, in accordance with the terms of the Purchase Agreement referred to in this Note at the Fundamental Change Repurchase Price, together with accrued interest to, but excluding, the Repurchase Date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $100,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Note in every particular, without alteration or any change whatsoever.